                                                                    EXHIBIT 99.1

                       (SPANISH BROADCASTING SYSTEM LOGO)

                                                           For immediate release


                    SPANISH BROADCASTING SYSTEM, INC. REPORTS
                       RESULTS FOR THE THIRD QUARTER 2004

     - SBS Exceeds High End of Previously Announced Third Quarter Guidance -

COCONUT GROVE, FLORIDA, November 8, 2004 - Spanish Broadcasting System, Inc. (the "Company" or "SBS") (NASDAQ: SBSA) today reported financial results for the three- and nine- month periods ended September 30th, 2004.

QUARTER AND YEAR-TO-DATE RESULTS AND DISCUSSIONS *

Net Revenue for the quarter was $41.1 million compared to $35.7 million for the same prior year period, resulting in Net Revenue growth of 15%, exceeding our previously announced guidance of mid-single digit net revenue growth. This growth is mostly attributable to the double-digit growth in our Miami and New York markets. These markets had increases in all sales categories. Additionally, the Los Angeles and Chicago markets had mid-single-digit growth mainly from an increase in local and network revenue.

Year-to-date Net Revenue was $110.7 million compared to $100.2 million for the same prior year period, resulting in net revenue growth of 10%. This growth is mostly attributable to the double-digit growth in our Miami and Los Angeles markets primarily due to network revenue. Additionally, the Chicago and New York markets had mid-single-digit growth mainly from an increase in local and network revenue. Offsetting these increases was a decrease in the Puerto Rico market mainly in local revenue and promotional events.

Adjusted EBITDA for the quarter was $16.5 million compared to $12.1 million for the same prior year period, resulting in Adjusted EBITDA growth of 36%. To provide more clarity on our quarter-end results, the prior year period's pro forma Adjusted EBITDA, excluding the non-cash programming expense related to the KXOL-FM warrant issuance of $(1.3) million, was $13.4 million, resulting in pro forma Adjusted EBITDA growth of 23%, exceeding our previously announced guidance of flat-to-low single digit pro forma Adjusted EBITDA growth. The increase in pro forma Adjusted EBITDA resulted mainly from the increase in Net Revenue and a decrease in Corporate Expenses.

Year-to-date Adjusted EBITDA was $39.2 million compared to $28.7 million for the same prior year period, resulting in Adjusted EBITDA growth of 37%. To provide more clarity on our year-to-date results, the prior year period's pro forma Adjusted EBITDA, excluding the non-cash programming expense related to the KXOL-FM warrant issuance of $(2.9) million, was $31.6 million, resulting in pro forma Adjusted EBITDA growth of 24%. The increase in pro forma Adjusted EBITDA resulted mainly from the increase in Net Revenue and a decrease in Corporate Expenses.

Income from Continuing Operations before Income Taxes and Discontinued Operations for the current and prior year quarter was $5.2 million.

Year-to-date Income from Continuing Operations before Income Taxes and Discontinued Operations was $6.1 million compared to $3.2 million for the same prior year period, an increase of $2.9 million. The increase is primarily due to the increase in Adjusted EBITDA (as discussed above), offset by an increase in interest expense, net and a decrease in other income.

* Please refer to the Non-GAAP Financial Measures section for a reconciliation of GAAP to Non-GAAP financial measures.

                    SPANISH BROADCASTING SYSTEM, INC.        PAGE 2

Raul Alarcon, Jr., Chairman and CEO, commented, "We are successfully translating the investments we have made in our station group into significant improvements in our operating and financial results. Our third quarter revenues grew robustly, exceeding our forecast and ranking SBS among the best performing companies in the industry. Leveraging our strong ratings, all of our core stations posted revenue growth with our Miami, Los Angeles and New York markets generating double-digit gains. Moreover, we are increasingly translating our top line growth into improving cash flows as evidenced by our third quarter Adjusted EBITDA growth of 36%. Going forward, we remain focused on translating our ratings gains into greater revenue shares, while seeking avenues to maximize our strategic position in the nation's top Hispanic markets. Through our alliance with Viacom, we have prudently agreed to acquire a full power radio station covering the San Francisco and San Jose markets, while laying the foundation for a cross-promotional partnership with tremendous potential. At the same time, through our pending and recent sales of non-strategic assets, we will strengthen our balance sheet and enhance our financial flexibility. As a result of all these efforts, we are very optimistic about our ability to drive future returns for our shareholders."

SALE OF STATIONS CLASSIFIED AS DISCONTINUED OPERATIONS

On September 18, 2003, the Company entered into an asset purchase agreement with Border Media Partners, LLC to sell the assets of radio stations KLEY-FM and KSAH-AM, serving the San Antonio, Texas market, for a cash purchase price of $24.4 million. On January 30, 2004, the Company completed the sale of the assets of these radio stations consisting of $11.3 million of intangible assets, net, and $0.6 million of property and equipment. The Company recognized a gain of approximately $11.8 million, net of closing costs and taxes on the sale.

On October 2, 2003, the Company entered into an asset purchase agreement with 3 Point Media -- San Francisco, LLC ("Three Point Media") to sell the assets of radio station KPTI-FM, serving the San Francisco, California market, for a cash purchase price of $30.0 million. In connection with this agreement, Three Point Media made a $1.5 million deposit on the purchase price. On February 3, 2004, the Company terminated the agreement; however, on April 15, 2004, the Company reinstated the agreement and entered into an amendment to the asset purchase agreement and a time brokerage agreement under which Three Point Media had been broadcasting its programming on KPTI-FM. In connection with this amendment, Three Point Media made an additional $0.5 million deposit on the purchase price. On September 24, 2004, the Company completed the sale of the assets of this radio station consisting of $12.0 million of intangible assets, net, and $0.3 million of property and equipment. The Company recognized a gain of approximately $17.0 million, net of closing costs and taxes on the sale.

The Company determined that, since it was eliminating all significant revenues and expenses generated in these markets, the sales of these stations met the criteria in accordance with SFAS No. 144 to classify the stations' assets as held for sale and their respective operations as discontinued operations. The results of operations in the current year and prior year periods of these stations including the gains on sales have been classified as discontinued operations in the condensed consolidated statements of operations.

In addition, pursuant to the credit agreement governing our senior secured credit facilities, one-half of the net cash proceeds received from these sales were offered to the noteholders to repay our borrowings under the senior credit facilities, but the prepayment was rejected.

SALE OF STATIONS NOT CLASSIFIED AS DISCONTINUED OPERATIONS

On July 26, 2004, the Company entered into an asset purchase agreement with Newsweb Corporation to sell the assets of radio stations WDEK-FM, WKIE-FM and WKIF-FM, serving the suburban Chicago, Illinois market, for a cash purchase price of $28.0 million. In connection with this agreement, Newsweb Corporation made a $1.4 million deposit on the purchase price, which is being held in escrow. The agreement contains customary representations and warranties and the closing of the sale is subject to the satisfaction of certain conditions, including renewal of the FCC licenses and receipt of regulatory approval from the FCC. The Company intends to sell the assets of radio stations WDEK-FM, WKIE-FM and WKIF-FM; however, there cannot be any assurance that the sale will be completed.

On August 17, 2004, the Company entered into an asset purchase agreement with Styles Media Group to sell the assets of radio stations KZAB-FM and KZBA-FM, serving the Southern California market, for a cash purchase price of

                    SPANISH BROADCASTING SYSTEM, INC.        PAGE 3

$120.0 million. In connection with this agreement, Styles Media Group made a $6.0 million deposit on the purchase price, which is being held in escrow. The Company intends to sell the assets of radio stations KZAB-FM and KZBA-FM; however, there cannot be any assurance that the sale will be completed.

The Company determined that since the sales were not eliminating all significant revenues and expenses generated in these markets, the pending sales of these station did not meet the criteria in accordance with SFAS No. 144 to classify the stations' operations as discontinued operations. However, the Company did reclassify the stations' assets as held for sale in accordance with SFAS No.
144. On September 30, 2004, the Company had assets held for sale consisting of $84.9 million of intangible assets, net, and $2.0 million of property and equipment for radio stations WDEK-FM, WKIE-FM, WKIF-FM, KZAB-FM and KZBA-FM. In addition, pursuant to the credit agreement governing our senior secured credit facilities, the net cash proceeds received from these sales, when and if completed, must be offered to the noteholders to repay our borrowings under the senior credit facilities. Therefore, the Company reclassified the senior credit facilities balance from long-term debt to current debt.

SUBSEQUENT EVENTS

Merger Agreement

On October 5, 2004, the Company entered into a merger agreement with Infinity Media Corporation ("Infinity"), Infinity Broadcasting Corporation of San Francisco ("Infinity SF") and SBS Bay Area, LLC, a wholly-owned subsidiary of SBS ("SBS Bay Area"), pursuant to which Infinity SF will merge with and into SBS Bay Area, and SBS Bay Area will be the surviving entity. Upon the closing of the merger, SBS Bay Area will continue to be a wholly-owned subsidiary of SBS and will acquire all of the rights and obligations of Infinity SF, including the FCC license of Infinity SF for radio station 93.3 FM, serving the San Francisco and San Jose, California market. In connection with the merger agreement, in exchange for all of the outstanding shares of capital stock of Infinity SF, the Company will issue to Infinity (i) an aggregate of 380,000 shares of the Series C convertible preferred stock (the "Series C preferred stock"), which are convertible into shares of the Company's Class A common stock; and (ii) a warrant to purchase an additional 190,000 shares of the Series C preferred stock at an exercise price of $300 per share. The merger agreement contains customary representations and warranties and the closing of the merger is subject to certain conditions including receipt of regulatory approval from the FCC and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"). Although the Company intends for the merger to close upon satisfaction of the conditions, there cannot be any assurance that the merger will be completed in a timely manner or at all.

The Company's Series C preferred stock to be issued upon consummation of the merger will be issued pursuant to the terms and conditions of a certificate of designation. Upon conversion, each share of Series C preferred stock will convert into twenty fully paid and non-assessable shares of Class A common stock, which shares will be exempt from registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), as a transaction not involving a public offering. The shares of Series C preferred stock issuable at the closing of the merger will be convertible into 7,600,000 shares of Class A common stock, subject to adjustment, and the Series C preferred stock issuable upon exercise of the warrant, will be convertible into an additional 3,800,000 shares of Class A common stock, subject to adjustment.

Stockholder Agreement

In addition to the merger agreement, SBS, Infinity and Raul Alarcon, Jr., entered into a stockholder agreement, whereby, among other rights, Infinity was granted (i) a right of first negotiation in the event that the Company decides to transfer to a third party any radio station that it controls in either the New York or Miami markets, and (ii) in the event Raul Alarcon, Jr. proposes to transfer a number of his shares, that in the aggregate would result in a change of control, a right of first negotiation and a tag-along right. Raul Alarcon, Jr. is the Chairman of the Board, Chief Executive Officer and President of the Company and holds a majority of the voting control of capital stock of the Company.

                    SPANISH BROADCASTING SYSTEM, INC.        PAGE 4

Registration Rights Agreement

Each of the shares of Series C preferred stock, the Class A common stock issuable upon conversion and the warrant to be issued to Infinity will be restricted securities, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. In connection with the merger agreement, the Company will also enter into a registration rights agreement with Infinity, pursuant to which, following a period of one year (or earlier if the Company takes certain actions), the Company will file up to three registration statements with the Securities and Exchange Commission (the "SEC") providing for the registration for resale of the Class A common stock issuable upon conversion of the Series C preferred stock upon demand of Infinity. Under the terms of the registration rights agreement, the Company has also agreed to grant "piggyback" registration rights to Infinity for registered offerings which include the sale of shares by Raul Alarcon, Jr. Additionally, the registration rights agreement stipulates that the Company will indemnify Infinity against liability arising in connection with the resale of their shares registered in accordance with the terms of the registration rights agreement.

Local Marketing Agreement

On October 5, 2004, SBS Bay Area also entered into a local marketing agreement with Infinity SF, pursuant to which SBS Bay Area is permitted to begin broadcasting its programming on radio station 93.3 FM on the fifth day following the expiration or early termination of any waiting period applicable to the merger agreement under HSR. SBS Bay Area will pay Infinity SF $100,000 per month plus the cost of expenses paid by Infinity SF under the local marketing agreement. The local marketing agreement will terminate upon the closing under, or termination of, the merger agreement.

Barter Agreement and Service Agreement

On October 5, 2004, the Company also entered into operational agreements with affiliates of Infinity. The Company entered into a barter agreement with CBS Broadcasting Inc. ("CBS") and Viacom Outdoor Inc. ("Viacom"), pursuant to which the Company will provide CBS with advertising airtime on one of its radio stations, in exchange for which, Viacom will provide outdoor displays (such as billboards) promoting the Company's radio stations. Each of CBS and SBS will be responsible for producing and providing copies of their respective promotional messages.

The Company also entered into a service agreement with Infinity Broadcasting Corporation ("IBC"), the parent of Infinity, on October 5, 2004, pursuant to which IBC will (a) instruct Infinity Radio Sales, a division of Interep National Radio Sales, Inc., to include Spanish-language radio stations controlled by us when making general market presentations to existing or potential accounts, and
(b) cause its national sales group, Infinity Sales and Beyond, to include the Company's stations whenever Infinity Sales and Beyond makes presentations to advertisers or potential advertisers or their agencies about the benefit of buying time or sponsorships on a group of radio stations. In consideration for IBC's services, commencing on the date of the closing under the merger agreement, the Company will make monthly payments to IBC of $100,000, for the first twelve months, and $50,000 per month thereafter, until the third anniversary of the closing.

NON-GAAP FINANCIAL MEASURES

To provide greater comparability of our operating performance, SBS excluded the prior year period's non-cash programming expense related to warrants issued under the terms of the asset purchase agreement for KXOL-FM. This item was excluded due to its significant non-cash impact. Included below are tables that reconciles the quarter-end and year-to-date reported results in accordance with Generally Accepted Accounting Principles (GAAP) to pro forma results, as well as a table that reconciles Operating Income from Continuing Operations to: Adjusted EBITDA, Station Operating Income, Pro forma Station Operating Income, Pro forma Same Station Operating Income and Pro forma Adjusted EBITDA.

                    SPANISH BROADCASTING SYSTEM, INC.        PAGE 5

UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS

(Amounts in millions)                              QUARTER ENDED SEPT. 30TH,
                                                   --------------------------        %
                                                    2004                2003      CHANGE
                                                   ------              ------     ------
PRO FORMA SAME STATION NET REVENUE(1)
--------------------------------------

Net Revenue from Continuing Operations             $ 41.1              $ 35.7       15%
less: Non Same Station Net Revenue                     --                  --
                                                   ------              ------
PRO FORMA SAME STATION NET REVENUE(1)              $ 41.1              $ 35.7       15%
                                                   ------              ------

OPERATING INCOME FROM CONTINUING OPERATIONS        $ 15.7              $ 11.4       38%
add back: Depreciation & Amortization                 0.8                 0.7
                                                   ------              ------
ADJUSTED EBITDA(5)                                 $ 16.5              $ 12.1       36%

add back: Corporate Expenses                          2.9                 4.6
                                                   ------              ------
STATION OPERATING INCOME(2)(FORMERLY BCF)          $ 19.4              $ 16.7       16%
                                                   ------              ------
add back: warrant expense(3)                           --                 1.3
                                                   ------              ------
PRO FORMA STATION OPERATING INCOME(4)              $ 19.4              $ 18.0        8%
                                                   ------              ------
add back: Non Same Station Operating Results          0.1                 0.2

                                                   ------              ------
PRO FORMA SAME STATION OPERATING INCOME(1)         $ 19.5              $ 18.2        7%
                                                   ------              ------

ADJUSTED EBITDA(5)                                 $ 16.5              $ 12.1       36%
add back: warrant expense(3)                           --                 1.3
                                                   ------              ------
Pro forma Adjusted EBITDA(6)                       $ 16.5              $ 13.4       23%
                                                   ------              ------


UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS
---------------------------------------------------------------

(Amounts in millions)                              NINE MONTHS ENDED SEPT. 30TH,
                                                   -----------------------------    %
                                                     2004                 2003    CHANGE
                                                   --------            ---------  ------
PRO FORMA SAME STATION NET REVENUE(1)
-------------------------------------

Net Revenue from Continuing Operations             $  110.7            $   100.2    10%
less: Non Same Station Net Revenue                      0.6                  --
                                                   --------            ---------
PRO FORMA SAME STATION NET REVENUE(1)              $  110.1            $   100.2    10%
                                                   --------            ---------


OPERATING INCOME FROM CONTINUING OPERATIONS        $   36.7            $    26.6    38%
add back: Depreciation & Amortization                   2.5                  2.1
                                                   --------            ---------
ADJUSTED EBITDA(5)                                 $   39.2            $    28.7    37%
add back: Corporate Expenses                            9.1                 13.8
                                                   --------            ---------
STATION OPERATING INCOME(2)(FORMERLY BCF)          $   48.3            $    42.5    14%
                                                   --------            ---------
add back: warrant expense(3)                             --                  2.9
                                                   --------            ---------
Pro forma Station Operating Income(4)              $   48.3            $    45.4     6%
                                                   --------            ---------
add back: Non Same Station Operating Results            0.3                  0.9

                                                   --------            ---------
PRO FORMA SAME STATION OPERATING INCOME(1)         $   48.6            $    46.3     5%
                                                   --------            ---------

ADJUSTED EBITDA(5)                                 $   39.2            $    28.7    37%
add back: warrant expense(3)                             --                  2.9
                                                   --------            ---------
Pro forma Adjusted EBITDA(6)                       $   39.2            $    31.6    24%
                                                   --------            ---------


(1) Pro forma Same Station Results reflect stations operated during the same periods on a COMPARABLE MONTHLY BASIS. In addition, they exclude non-cash warrant expense and LaMusica.com Internet results.

(2) Station Operating Income is defined as Operating Income from Continuing Operations before Corporate Expenses and Depreciation and Amortization. Station Operating Income replaces Broadcast Cash Flow (BCF) as the metric used by management to assess the performance of our stations. Although it is calculated in the same manner as BCF, management believes that using the term "Station Operating Income" provides a more accurate description of the performance measure.

                    SPANISH BROADCASTING SYSTEM, INC.        PAGE 6

(3) The Company issued warrants in connection with the Asset Purchase Agreement for KXOL-FM. For the three- and nine- month periods ended September 30, 2003, non-cash warrant expense was $1.3 million and $2.9 million, respectively, which was included in Station Operating Expenses.

(4) Pro forma Station Operating Income is defined as Station Operating Income excluding warrant expense.

(5) Adjusted EBITDA is defined as Earnings Before Interest expenses, Interest Income, Income Taxes, Depreciation and Amortization and Discontinued Operations. We calculate our EBITDA differently. Our "EBITDA" is EBITDA as defined above but excluding Other Income or Expense, or alternatively, GAAP Operating Income from Continuing Operations before Depreciation and Amortization. To distinguish our calculation of EBITDA from other possible meanings of EBITDA, for periods ending after March 31, 2003 and going forward we changed references to "EBITDA" in our financial reports to the term "Adjusted EBITDA." Although our "Adjusted EBITDA" and what we formerly referred to as our "EBITDA" are calculated in the same manner, management believes "Adjusted EBITDA" is a more accurate description.

(6) Pro forma Adjusted EBITDA is defined as Adjusted EBITDA excluding warrant expense.

Station Operating Income, Adjusted EBITDA and Same Station Results are not measures of performance or liquidity calculated in accordance with GAAP. However, the Company believes that these measures are useful in evaluating its performance because they reflect a measure of performance for our radio stations before considering costs and expenses related to our specific corporate and capital structure. In addition, the Company believes Same Station Results provide a useful measure of performance because they present Station Operating Income before the impact of any acquisitions or dispositions completed during the relevant periods, which allows SBS to measure only the performance of radio stations it owned and operated during the entire relevant periods. These measures are widely used in the broadcast industry to evaluate a radio company's operating performance and are used by management for internal budgeting purposes and to evaluate the performance of the Company's radio stations and its consolidated operations. However, these measures should not be considered in isolation or as substitutes for Operating Income, Net Income (Loss), Cash Flows from Operating Activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Station Operating Income, Adjusted EBITDA and Same Station Results are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies.

FOURTH QUARTER 2004 OUTLOOK

For the quarter ending December 31, 2004, the Company expects net revenue growth to be in the mid-to-high teens range and Adjusted EBITDA growth to be in the low double-digit range over the comparable prior year period. This outlook includes the operations of the new radio station in San Francisco. The Company's fourth quarter capital expenditures are projected to be approximately $1.4 million.

THIRD QUARTER 2004 CONFERENCE CALL

The Company will host a conference call to discuss its third quarter financial results on Monday, November 8, 2004 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 785-832-0326 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through November 15, 2004, which can be accessed by dialing 402-220-0681. There will also be a live webcast of the teleconference, located on the investor portion of Spanish Broadcasting's corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml. A seven day archived replay of the webcast will also be available at that link.

ABOUT SPANISH BROADCASTING SYSTEM, INC.

Spanish Broadcasting System is the largest Hispanic-controlled radio broadcasting company in the United States. After giving effect to proposed pending divestitures and acquisition, the Company will own and/or operate 20 stations in the top Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, including the top three Spanish-language radio stations in America among its heritage brands. The Company also operates LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company's corporate site can be accessed at www.spanishbroadcasting.com

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described

                    SPANISH BROADCASTING SYSTEM, INC.        PAGE 7

in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, adverse weather conditions and other factors, could cause actual results to differ materially from the Company's expectations.

                            (Financial Table Follows)



Contacts:
Analysts and Investors                             Analysts, Investors or Media
----------------------                             ----------------------------
Joseph A. Garcia                                   Chris Plunkett
Executive Vice President, Chief Financial Officer  Brainerd Communicators, Inc.
and Secretary                                      (212) 986-6667
(305) 441-6901

                    SPANISH BROADCASTING SYSTEM, INC.        PAGE 8

BELOW ARE THE UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION AS OF AND FOR THE THREE- AND NINE-MONTH PERIODS ENDED SEPTEMBER 30TH, 2004 AND 2003.


                                                                    QUARTER ENDED SEPT. 30,     NINE MONTHS ENDED SEPT. 30,
                                                                  --------------------------    ---------------------------
Amounts in thousands (except per share data)                          2004           2003           2004           2003
                                                                  -----------    -----------    -----------    ------------
Net revenue from continuing operations                            $    41,127    $    35,700    $   110,651    $    100,158
Station operating expenses from continuing operations                  21,734         19,060         62,302          57,684
Corporate expenses                                                      2,943          4,570          9,170          13,751
Depreciation and amortization                                             798            651          2,443           2,117
                                                                  -----------    -----------    -----------    ------------
   Operating income from continuing operations                         15,652         11,419         36,736          26,606
Interest expense, net                                                 (10,437)        (8,826)       (30,875)        (26,256)
Other income, net                                                          14          2,643            270           2,866
                                                                  -----------    -----------    -----------    ------------

Income from continuing operations before income
   taxes and discontinued operations                                    5,229          5,236          6,131           3,216

Income tax expense                                                      8,462          7,410          9,960           5,287
                                                                  -----------    -----------    -----------    ------------
Loss from continuing operations before
   discontinued operations                                             (3,233)        (2,174)        (3,829)         (2,071)
Income (loss) from discontinued operations, net of tax                 17,638           (225)        28,527            (340)
                                                                  -----------    -----------    -----------    ------------
   Net income (loss)                                              $    14,405    $    (2,399)   $    24,698    $     (2,411)
                                                                  -----------    -----------    -----------    ------------

Dividends on preferred stock                                           (2,164)            --         (6,326)             --
                                                                  -----------    -----------    -----------    ------------
  Net income (loss) applicable to common stockholders             $    12,241    $    (2,399)   $    18,372    $     (2,411)
                                                                  ===========    ===========    ===========    ============

Basic and diluted income (loss) per common share:
  Net loss per common share
  before discountinued operations:
   Basic and Diluted                                              $     (0.08)   $     (0.04)   $     (0.16)   $      (0.03)

Net income (loss) per common share for discontinued operations:
   Basic and Diluted                                              $      0.27    $        --    $      0.44    $      (0.01)

Net income (loss) per common share:
                                                                  -----------    -----------    -----------    ------------
   Basic and Diluted                                              $      0.19    $     (0.04)   $      0.28    $      (0.04)
                                                                  ===========    ===========    ===========    ============

Weighted average common shares outstanding:
   Basic                                                               64,756         64,684         64,722          64,683
                                                                  ===========    ===========    ===========    ============
   Diluted                                                             64,962         64,684         65,095          64,683
                                                                  ===========    ===========    ===========    ============

                    SPANISH BROADCASTING SYSTEM, INC.        PAGE 9


SELECTED UNAUDITED BALANCE SHEET INFORMATION AND OTHER DATA:

                                                                  AS OF SEPT. 30,
Amounts in thousands                                                   2004
                                                                  ---------------
Cash and cash equivalents                                           $ 106,009
                                                                    =========

Total assets                                                        $ 876,410
                                                                    =========

Senior credit facilities term loan                                  $ 124,063
9 5/8% Senior subordinated notes, net                                 326,155
Other debt                                                              3,779
                                                                    ---------
  Total debt                                                        $ 453,997


Preferred stock                                                     $  82,692
                                                                    ---------

Total stockholder's equity                                          $ 235,126
                                                                    ---------

Total capitalization                                                $ 771,815
                                                                    =========


                                                                  NINE MONTHS ENDED SEPT. 30,
                                                                  ---------------------------
Amounts in thousands                                                   2004          2003
                                                                  -----------     -----------
Capital expenditures from continuing operations                     $   2,318     $   2,364
                                                                    =========     =========
Cash paid for income taxes, net                                     $     337     $     191
                                                                    =========     =========